Exhibit 5.2

January 7, 2021

Board of Directors

Santander Holdings USA, Inc.

75 State Street

Boston, Massachusetts 02109

Santander Holdings USA, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Santander Holdings USA, Inc., a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company on or about the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of certain Debt Securities, Preferred Stock and Depository Shares (collectively, the “Securities”). The Securities are described in the Registration Statement. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement, including the exhibits being filed therewith; and

(b) the prospectus contained in the Registration Statement (the “Prospectus”).

In addition we have examined and relied upon the following:

(i) a certificate from the Assistant Secretary of the Company certifying as to (A) true and correct copies of the articles of incorporation and bylaws of the Company (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company authorizing the filing of the Registration Statement and the issuance of the Securities by the Company subject to (1) in the case of each issuance of Securities to be issued by the Company, a specific further authorization for the issuance, execution, delivery and performance by proper action of the Company’s Board of Directors, an authorized committee or authorized officers (the “Authorizing Resolutions”) with respect to such Securities and (2) the other qualifications set forth therein;

(ii) a certificate dated January 7, 2021 issued by the State Corporation Commission of the Commonwealth of Virginia (the “SCC”), attesting to the corporate status and good standing of the Company in the Commonwealth of Virginia (the “Good Standing Certificate”); and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

As used herein, the term “Applicable Law” means the law of the Commonwealth of Virginia.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof and (ii) certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters.

(b) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

Our Opinions

Based on and subject to the foregoing and the qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. The Company is a validly existing corporation under the laws of the Commonwealth of Virginia, and is in good standing under such laws as of the date set forth in the Good Standing Certificate.

2. Power and Authority; Authorization. The Company has the corporate power and authority to issue the Securities and, when Authorizing Resolutions with respect to the Securities have been adopted, will have taken all necessary action to authorize the issuance of the Securities.

3. Preferred Stock. With respect to any Preferred Stock of any series, when (i) Authorizing Resolutions with respect to such Preferred Stock have been adopted, (ii) the terms of such series of Preferred Stock and for its issuance and sale have been established in conformity with such Authorizing Resolutions, (iii) such Preferred Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (v) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions, (vi) Articles of Amendment with respect to such series of Preferred Stock have been duly filed with the SCC and the SCC has issued a Certificate of Amendment with respect thereto and (vii) certificates in the form required under the laws of the Commonwealth of Virginia representing shares of such Preferred Stock are duly executed, countersigned, registered and delivered, if such Preferred Stock is certificated, such shares of Preferred Stock of such series will be validly issued, fully paid and non-assessable.

Qualifications and Limitations Applicable to Our Opinions

Our opinions set forth above are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. We consent to the reliance by Wachtell, Lipton Rosen & Katz upon this opinion letter in connection with its opinion letter filed as Exhibit 5.1 to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Validity of Offered Securities.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

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